EXHIBIT 8

                          [ARNOLD & PORTER LETTERHEAD]


                               November 10, 1997


Atlanta Marriott Marquis Limited Partnership
Atlanta Marriott Marquis II Limited Partnership
10400 Fernwood Drive
Bethesda, Maryland 20817-1109

Ladies and Gentlemen:

     We have acted as special tax counsel to Atlanta Marriott Marquis Limited Partnership, a Delaware limited partnership ('AMMLP') and Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership ('AMMLP-II') in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the 'Act'), of a Form
S-4 Registration Statement No.           (the 'Registration Statement'). The
Registration Statement relates to the merger of AMMLP with and into AMMLP-II, with AMMLP-II being the surviving partnership (the 'Merger') and, as consideration for the Merger, the issuance to the holders of units of limited partnership interest in AMMLP of a like number of units of limited partnership interest in AMMLP-II (the 'New Units').

     This opinion letter relates to the principal material federal income tax consequences of the Merger and the ownership and disposition of the New Units. All capitalized terms used in this opinion letter and not otherwise defined herein are used as described in the Registration Statement.

     The opinion set forth herein is subject to the assumptions and conditions set forth in the Registration Statement under the heading 'Certain Federal Income Tax Considerations' and is premised on the assumption that all of the factual information, descriptions, representations and assumptions set forth or referred to in this letter and in the Registration Statement are accurate and complete. We have not independently verified any factual matters relating to the Merger or the New Units in connection with or apart from our preparation of this opinion and, accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. Should any of the facts, circumstances, or assumptions on which we have relied subsequently be determined to be incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material.

     The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption 'Certain Federal Income Tax Considerations,' subject to the assumptions and conditions described therein, constitute our opinion. This opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. All of the above are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions. Consequently, future changes in the law, or administrative or judicial interpretations thereof, may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

     Other than the specific tax opinion set forth in this letter, no other opinion has been rendered with respect to the tax treatment of the Merger and the ownership and disposition of the New Units, including, but not limited to, their tax treatment under other provisions of the Code and the regulations, the tax treatment of any conditions existing at the time of, or effects resulting from, the Merger and the ownership and disposition of the New Units that are not specifically covered by the above opinions, or the tax treatment under state, local, foreign or any other tax laws.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the use of our name in the Registration Statement under the caption 'Certain Federal Income Tax Considerations.'

                                          Very truly yours,


                                          /s/ ARNOLD & PORTER


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